UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

HUNT COMPANIES FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 19th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 521-6323

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HCFT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Management Agreement.

On January 3, 2020, Hunt Companies Finance Trust, Inc. (the “Company”) entered into a Management Agreement (the “Management Agreement”) with OREC Investment Management, LLC (the “Manager”) pursuant to which the Manager is responsible for implementing the Company’s business strategies, subject to the oversight of the Company’s board of directors (the “Board”), and pursuant to which the Manager is responsible for the Company’s day to day operations and performing, or causing to be performed, corporate office functions for the Company, including supplying the Company with a management team, including a Chief Executive Officer and a Chief Financial Officer or similar positions, along with appropriate support personnel, that will provide the management services to the Company.

Term and Termination. The initial term of the Management Agreement ends on January 3, 2023. The Management Agreement automatically renews for successive one year terms beginning January 3, 2023 and each January 3 thereafter, unless it is sooner terminated upon written notice delivered to the Company or the Manager, as applicable, no later than 180 days prior to a renewal date either (i) by the Company upon the affirmative vote of at least two-thirds (2/3) of the independent directors of the Board or by a vote of at least two-thirds of the Company’s outstanding shares of common stock, based upon a determination that (a) the Manager’s performance is unsatisfactory and materially detrimental to the Company or (b) the compensation payable to the Manager under the Management Agreement is not fair to the Company (provided that in the instance of (b), the Company shall not have the right to terminate the Management Agreement if the Manager agrees to continue to provide services under the Management Agreement at fees that at least two-thirds of the independent directors of the Board determine to be fair, provided further that in the instance of (b), the Manager will be afforded the opportunity to renegotiate its compensation prior to termination) or (ii) by the Manager. The Company may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from the Company “for cause” as described in the Management Agreement. In the event of a termination of the Manager other than a termination for cause, the Company is required to pay a termination fee to the Manager. The termination fee is equal to three times the sum of (a) the average annual Base Management Fee (as defined in the Management Agreement) and (b) the average annual Incentive Compensation (as defined in the Management Agreement), in each case, earned by the Manager during the twenty four month period immediately preceding the effective date of termination, calculated as of the end of the most recently completed fiscal quarter before the effective date of termination.

Fees and Expense Reimbursements. Under the Management Agreement, the Company is responsible for paying the Manager the following:

•	Base Management Fee. The Company is required to pay the Manager an annual base management fee equal to 1.5% of Stockholders’ Equity (as defined in the Management Agreement), payable quarterly (0.375% per quarter) in arrears.

•	Incentive Fee. Starting in the first full calendar quarter following the closing, the Company is required to pay the Manager a quarterly incentive fee, payable in arrears in cash. The incentive fee is generally calculated as the excess of (A) the product of (1) 20% and (2) the excess of (x) Core Earnings (as defined in the Management Agreement) for the previous twelve (12)-month period, over (y) the product of (I) the Stockholder Equity in the previous twelve (12)-month period, and (II) 8% per annum, over (B) the sum of any Incentive Compensation paid to the Manager with respect to the first three fiscal quarters of such previous twelve month period.

For purposes of the calculation of base management fees and incentive fees payable to the Manager, “Core Earnings” is defined as net income (loss) attributable to the holders of the Company’s common stock or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation paid or payable to Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Manager and the Board and approval by a majority of the independent directors of the Board.

•	Termination Fee. In the event the Management Agreement is terminated by the Company other than for cause or by the Manager for cause, the Company will be required to pay the Manager the termination fee as described above.

•	Expense Reimbursement. The Company is required to reimburse the Manager for costs associated with (i) an allocable share of the costs of non-investment personnel of Manager and its affiliates who spend all or a portion of their time managing the Company’s affairs and operations, (ii) the Company’s CFO and (iii) the Company’s general counsel, in each case, based on a percentage of the relevant party’s time spent on the Company’s affairs. Such reimbursement is subject to a cap of 1.5% of the average Stockholders’ Equity for the applicable fiscal year (the “Reimbursement Cap”). The Company is also required to reimburse the Manager for other costs and expenses associated with the Company’s operations, including but not limited to, the costs and expenses associated with the formation and capital raising activities of the Company, rent, utilities, office furniture, equipment, machinery and other overhead-type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, and insurance.

•	Support Amount. The Manager will support the Company by agreeing to limit the Manager’s right to reimbursement by reducing the Reimbursement Cap applicable for any fiscal year by 25% of the Reimbursement Cap during each fiscal year (the “Support Amount”); provided, that, the Support Amount will not exceed $568,000 in any fiscal year. The Manager may, in its discretion, reduce the Support Amount for any applicable fiscal year to the extent the Manager determines that such reduction is necessary or appropriate to limit (i) any adverse effect on the qualification of the Company or any of its subsidiaries as a “real estate investment trust” as defined under the United States Internal Revenue Code of 1986, as amended (“REIT”), or (ii) the amount of any fees, penalties or taxes which may be payable to the Internal Revenue Service (the “IRS”). The aggregate support provided by the Manager is subject to a cap not to exceed an amount equal to the aggregate taxes, penalties and interest paid by the Company to the IRS for the Company’s failure to satisfy the 75% gross income REIT test for the taxable year ended December 31, 2018, reduced by the amounts paid by Hunt Investment Management, LLC (“HIM”) under the Support Agreement by and between the Company and HIM, dated March 18, 2019.

The foregoing summary of the Management Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Management Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Mutual Termination of Hunt Investment Management, LLC

On January 3, 2020, the Company and HIM, entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Company and HIM agreed to mutually and immediately terminate that certain management agreement, dated January 18, 2018, by and between the Company and HIM. Under the terms of the Termination Agreement, the termination of the management agreement with HIM did not trigger, and HIM was not paid, a termination fee by the Company.

The foregoing summary of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Private Placement

Simultaneously with the execution of the Management Agreement, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with OREC Investment Holdings, LLC (“ORIX”), an affiliate of the Manager, for the sale of 1,246,719 shares of the Company’s common stock, at a price of $4.61 per share, resulting in aggregate gross proceeds of $5,747,375. The Company relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933.

In connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), providing ORIX with certain demand and piggyback registration rights in respect of shares of the Company’s common stock that ORIX owns or may acquire from time to time.

The foregoing summary of the Securities Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information relating to the termination of that certain management agreement, dated January 18, 2018, by and between the Company and HIM as set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information relating to the sale of 1,246,719 shares of the Company’s common stock to ORIX as set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the transactions described in Item 1.01 of this Current Report on Form 8-K, on January 3, 2020, James C. Hunt resigned as the Company’s Chairman of the Board but will continue as a member of the Board. In connection with and subsequent to the consummation of the transactions contemplated by the Securities Purchase Agreement, on January 3, 2020, the Board appointed Interim Chief Financial Officer James A. Briggs as Chief Financial Officer of the Company.

James A. Briggs

Mr. Briggs, 53, currently serves as the Company’s Chief Financial Officer, a position he has held since September of 2018. Mr. Briggs is also the Chief Accounting Officer of Hunt Real Estate Capital, and its predecessor company, Centerline Capital Group since September of 2009, where he is responsible for its accounting and external reporting. Previously, Mr. Briggs was the Director of Finance for MRU Holdings, Inc., a specialty finance company. Mr. Briggs has fifteen years of experience at JPMorgan Chase & Co. and its predecessor companies in a variety of accounting and finance roles, including as Head of Valuation Control and CFO for Emerging Markets, and was a senior auditor at Ernst & Young, LLP. Mr. Briggs earned his B.B.A in Accounting from Iona College and is a Certified Public Accountant.

Item 7.01	Regulation FD Disclosure.

On January 6, 2020, the Company issued a press release announcing its entry into a new external management agreement with the Manager, the mutual termination of its management agreement with HIM and its private placement with ORIX.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1	Management Agreement, dated January 3, 2020 by and between the Company and OREC Investment Management, LLC

10.2	Securities Purchase Agreement, dated January 3, 2020 by and between the Company and OREC Investment Holdings, LLC

10.3	Registration Rights Agreement, dated January 3, 2020 by and between the Company and OREC Investment Holdings, LLC

10.4	Termination Agreement, dated January 3, 2020, by and between the Company and Hunt Investment Management, LLC

99.1	Press Release, dated January 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNT COMPANIES FINANCE TRUST, INC.

Date: January 6, 2020	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer